Nuveen Nasdaq 100 Dynamic Overwrite Fund (NASDAQ: QQQX)

(the “Fund”)

Supplement Dated June 18, 2024

to the Fund’s Currently Effective Prospectus

Effective June 18, 2024, Lei Liao has retired and is no longer a portfolio manager of the Fund. Therefore, all references to Mr. Liao are hereby removed from the Fund’s Prospectus.

Effective June 18, 2024, Nazar Romanyak has been added to the portfolio management team of the Fund. The following information is hereby added under the heading “Management of the Fund—Investment Adviser, Sub-Adviser and Portfolio Managers—Portfolio Managers” of the Prospectus:

“Nazar Romanyak is a portfolio manager for Nuveen’s equity strategies and has held various roles related to portfolio management of domestic and international large-, mid- and small-cap equity index and ESG portfolios for Teachers Advisors, LLC, TIAA-CREF Investment Management, LLC and other advisory affiliates of TIAA since 2013.”

PLEASE KEEP THIS WITH YOUR

FUND’S PROSPECTUS FOR FUTURE REFERENCE

EGN-QQQXP-0624P

Nuveen Nasdaq 100 Dynamic Overwrite Fund (NASDAQ: QQQX)

(the “Fund”)

Supplement Dated June 18, 2024

to the Fund’s Currently Effective

Statement of Additional Information (“SAI”)

Effective June 18, 2024, Lei Liao has retired and is no longer a portfolio manager of the Fund. Therefore, all references to Mr. Liao are hereby removed from the Fund’s SAI.

Effective June 18, 2024, Nazar Romanyak has been added to the portfolio management team of the Fund. The following information is hereby added under the heading “Investment Adviser, Sub-Adviser and Portfolio Managers—Portfolio Managers—Portfolio Management” of the SAI:

“Nazar Romanyak is a portfolio manager for Nuveen’s equity strategies and has held various roles related to portfolio management of domestic and international large-, mid- and small-cap equity index and ESG portfolios for Teachers Advisors, LLC, TIAA-CREF Investment Management, LLC and other advisory affiliates of TIAA since 2013.”

The following information is hereby added under the heading “Investment Adviser, Sub-Adviser and Portfolio Managers—Portfolio Managers—Other Accounts Managed” of the SAI:

Portfolio Manager	Type of Account Managed	Number of Accounts	Assets*
Nazar Romanyak	Registered Investment Company	27	$169.240 million
	Other Pooled Investment Vehicles	6	$3.637 million
	Other Accounts	6	$1.824 million

The following information is hereby added under the heading “Investment Adviser, Sub-Adviser and Portfolio Managers—Portfolio Managers—Fund shares owned by the Portfolio Managers” of the SAI:

Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned in the Fund
Nazar Romanyak	None

PLEASE KEEP THIS WITH YOUR

FUND’S SAI FOR FUTURE REFERENCE

EGN-QQQXS-0642P